                                                                   EXHIBIT 23(b)


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 1999, covering our audit of Coltec Industries Inc and subsidiaries as of and for the year ended December 31, 1998, included in this Form 10-K into the following The B.F. Goodrich Company Registration Statements and the related Prospectuses:

REGISTRATION                           DESCRIPTION OF REGISTRATION                               FILING
   NUMBER                                       STATEMENT                                         DATE
------------                           ---------------------------                               ------
33-20421           The B.F. Goodrich Company Key Employees' Stock Option Plan - Form S-8     March 1, 1988

2-88940            The B.F. Goodrich Company Retirement Plus Savings Plan - Post Effective   April 28, 1989
                   Amendment No. 2 to Form S-8

33-29351           The Rohr Industries, Inc. 1988 Non-Employee Director Stock Option Plan    June 19, 1989
                   - Form S-8

33-49052           The B.F. Goodrich Company Key Employees' Stock Option Plan - Form S-8     June 26, 1992

33-59580           The B.F. Goodrich Company Retirement Plus Savings 93 Plan for Wage        March 15, 19
                   Employees - Form S-8

333-03293          The B.F. Goodrich Company Stock Option Plan - Form S-8                    May 8, 1996

333-03343          Common Stock - Form S-3                                                   May 8, 1996

333-19697          The B.F. Goodrich Company Savings Benefit Restoration Plan - Form S-8     January 13, 1997

333-53877          Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Restated    May 29, 1998
                   1994) and Rohr, Inc. Savings Plan for Employees Covered by Collective
                   Bargaining Agreements (Restated 1994) - Form S-8

333-53879          Directors' Deferred Compensation Plan - Form S-8                          May 29, 1998

333-53881          Rohr, Inc. 1982 Stock Option Plan, Rohr, Inc. 1989 Stock Incentive Plan   May 29, 1998
                   and Rohr, Inc. 1995 Stock Incentive Plan - Form S-8

333-74987          Common Stock and Guarantee - Form S-3                                     March 24, 1999

333-76297          Coltec Industries Inc 1992 Stock Option Plan and Coltec Industries Inc    April 14, 1999
                   1994 Stock Option Plan for Outside Directors - Form S-8

333-77023          The B.F Goodrich Company Stock Option Plan - Form S-8                     April 26, 1999

/s/ Arthur Andersen LLP
Charlotte, North Carolina,
February 22, 2001